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                                                           Exhibit No. 10(iv)(a)



                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This First Amendment to the Employment Agreement (this "Amendment"), dated June 11 , 2001, is by and between FANZ ENTERPRISES, INC., a Delaware corporation, (hereinafter referred to as the "Company") and MICHAEL J. WURTSBAUGH, (hereinafter referred to as the "Employee").

         WHEREAS, the Company and the Employee entered into an Employment Agreement, dated February 28, 2001 (the "Agreement"); and

         WHEREAS, the Company has been requested by the administrators of various state securities agencies to revise the Agreement as a pre-condition to approval of the Company's application for securities registration under the Coordinated Equity Review program.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

         A. Section 7(e) of the Agreement shall be revised, and hereby is amended to read, as follows:

                  (e) TERMINATION WITHOUT CAUSE. The Board may terminate the Employee's employment hereunder at any time for any reason without Cause in which case the Employee shall be entitled to receive the then unpaid Salary that has accrued through the effective date of the termination and severance equal to the annual Salary in effect at the time of such Termination, over a severance period equal to one (1) year. All severance is to be paid in accordance with the Company's normal payroll practice. If the Employee is terminated without cause, the Employee will be eligible to continue his existing benefits, for the same cost and expense to the Employee as in effect immediately prior to such Termination, for the one (1) year severance period.

         B. All other provisions of the Agreement, not specifically addressed in Section A above, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures as of this 11 day of June, 2001.


                                       FANZ ENTERPRISES, INC.


                                       By: /s/ Frederick L. McDonald, II
                                          ------------------------------
                                           Frederick L. McDonald, II
                                           President


                                          /s/ Michael J. Wurtsbaugh
                                          ------------------------------
                                          MICHAEL J. WURTSBAUGH